Exhibit 99.1

PRESS RELEASE Grand Rapids, Michigan, March 23, 2015

electronic cigarettes international group Completes reverse stock split

GRAND RAPIDS, MICHIGAN, MARCH 23, 2015 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a global marketer and distributor of electronic cigarette and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced that it has completed a one-for-fifteen reverse split of its outstanding common stock. Beginning with the opening of trading on Tuesday, March 24, 2015, the Company’s common stock will trade on a split-adjusted basis, with a new CUSIP of 285560207. As per FINRA regulations, a “D” will be placed at the end of the Company’s ticker symbol for 20 business days (“ECIGD”), after which, the symbol will revert back to “ECIG.”

On March 10, 2015, the Company’s stockholders approved a proposal to give the Company’s Board of Directors the authority to effect a reverse split of the outstanding common stock. The Board of Directors subsequently approved the one-for-fifteen ratio.

Every fifteen shares of the Company’s issued and outstanding common stock were automatically converted into one issued and outstanding share of common stock, with no change in par value per share. As a result, each stockholder's percentage ownership interest and proportional voting power remains unchanged and the rights and privileges of the holders of the Company's common stock are unaffected. Stockholders are not required to take any action. [Example: in a 1-for-15 reverse split, a shareholder that held 15,000 shares at $0.10 per share, for a total value of $1,500, will now own 1,000 shares, or one-fifteenth the number of shares as previously, at a value of $1.50 per share, fifteen times the pre-split price, for the same total value of $1,500.]

No fractional shares will be issued following the reverse split. Stockholders who would otherwise be entitled to receive a fractional share will instead receive a cash payment based on the closing sales price of the Company's common stock on the last business day immediately preceding the effective date of the reverse stock split.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG is a fast growing independent electronic cigarette company, and owns the trademarks VAPESTICK®, FIN®, Victory®, VIP®, and others. The Company owns multiple subsidiary companies and has operations in North America and Western Europe. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

PRESS RELEASE Grand Rapids, Michigan, March 23, 2015

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: ECIG’s reliance on additional financing, ECIG’s profitability and financial health, risks associated with ECIG’s products, including that they may pose a health risk; governmental regulations may impact ECIG’s business; the market or consumers may not accept ECIG’s products; ECIG relies on a single class of products; existing or pending patents may affect ECIG’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

Don Markley/Matthew Abenante

The Piacente Group, Inc.

Tel: 212-481-2050

Email: ecig@thepiacentegroup.com

www.ecig.co

Follow us on social media:

Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate